FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of November 20, 2007 (this "Agreement"), is entered into among MATSON NAVIGATION COMPANY, INC. (the "Borrower"), the Lenders party to the Credit Agreement (as defined below) and FIRST HAWAIIAN BANK, as Agent (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

RECITALS

A.    The Borrower, the Lenders and the Agent entered into that certain Credit Agreement dated as of December 28, 2006 (as amended and modified from time to time, the "Credit Agreement").

B.	The parties hereto have agreed to amend the Credit Agreement as provided herein.

C.        In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1.         Amendments. The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

"Consolidated Working Capital" means the excess of (a) the sum of consolidated current assets of the Borrower and Subsidiaries plus any funds available to be drawn by the Borrower under this Agreement and other credit facilities which mature more than one year from the date of determination over (b) consolidated current liabilities of the Borrower and Subsidiaries.

"Funded Debt" shall mean and include, without duplication, (i) any obligation payable more than one year from the date of creation thereof, which is shown on the balance sheet as a liability in accordance with GAAP (including Capitalized Lease Obligations but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation), (ii) endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business), guarantees and other contractually incurred contingent liabilities (whether direct or indirect) in connection with the obligations of any Person, to the extent that such obligations are payable more than one year from the date of creation thereof (including all guarantees of Funded Debt of another Person), (iii) obligations under any contract providing for the making of loans, advances or capital contributions to any Person, or for the purchase of any property from any Person, in each case in order to enable such Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses, to the extent that such obligations are payable more than one year from the date of creation thereof and (iv) with respect to the Borrower and its Subsidiaries, any funds available to be drawn by such Person under credit facilities which mature more than one year from the date of determination to the extent that such available funds are included in calculating Consolidated Working Capital; provided that any obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation, or may be payable out of the proceeds of a revolving credit or similar agreement effective for more than one year after the date such agreement was entered into pursuant to the terms of such agreement.

2.         Effectiveness; Conditions Precedent. This Amendment shall be effective upon receipt by the Agent of copies of this Amendment duly executed by the Borrower and the Required Lenders.

3.         Ratification of Credit Agreement. The Borrower acknowledges and consents to the terms set forth herein and agrees that this Agreement does not impair, reduce or limit any of its obligations under the Loan Documents.

4.	Authority/Enforceability. The Borrower represents and warrants as follows:

(a)         It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)        This Agreement has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms.

(c)         No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement, or, if such consent is required, it has been obtained.

(d)        The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its, or its Subsidiaries' Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it or any of its Subsidiaries.

5.         Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lenders that after giving effect to this Agreement (a) the representations and warranties of the Borrower set forth in Article V of the Credit Agreement are true and correct in all material respects as of the date hereof, and (b) no event has occurred and is continuing which constitutes a Default or an Event of Default.

6.          Release. In consideration of the Lenders entering into this Agreement, the Borrower hereby releases the Agent, the Lenders and the Agent's and the Lenders' respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.

7.         Counterparts/Telecopy. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by telecopy or pdf shall be effective as an original.

8.         GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	MATSON NAVIGATION COMPANY, INC.,

a Hawaii corporation

By: /s/ J. S. Andrasick

Name: J. S. Andrasick

Title: President & CEO

By: /s/ Timothy H. Reid

Name: Timothy H. Reid

Title: Treasurer

ADMINISTRATIVE

AGENT:	FIRST HAWAIIAN BANK,

By: /s/ Jeffrey N. Higashi

Name: Jeffrey N. Higashi

Title:	Vice President

LENDERS:	FIRST HAWAIIAN BANK,

By: /s/ Jeffrey N. Higashi

Name: Jeffrey N. Higashi

Title:	Vice President

BANK OF AMERICA, N.A.,

By: /s/ Gordon H. Gray

Name: Gordon H. Gray

Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,

By: /s/ Gavin S. Holles

Name: Gavin S. Holles

Title: Vice President

BNP PARIBAS,

By: /s/ Pierre-Nicholas Rogers

Name: Pierre-Nicholas Rogers

Title: Managing Director

By: /s/ Sandy Bertram

Name: Sandy Bertram

Title: Vice President

AMERICAN SAVINGS BANK, F.S.B,

By: /s/ Carl A. Morita

Name: Carl A. Morita

Title: Vice President

BANK OF HAWAII,

By: /s/ Steven R. Nakahara

Name: Steven R. Nakahara

Title: Vice President

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